Ex. 23.1 - Consent of PricewaterhouseCoopers LLP



                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We consent to the inclusion in this registration statement on Form S-3 of our report, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 31, 1998 on our audits of the financial statements of Xybernaut Corporation. We also consent to the reference to our firm under the caption "Experts".



                                             /s/ PricewaterhouseCoopers LLP

                                             -----------------------------------

                                             PricewaterhouseCoopers LLP





McLean, VA

July 13, 1998